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                                                                    EXHIBIT 99.1

                                  [SBA LOGO]



                                     NEWS



                             FOR IMMEDIATE RELEASE


            SBA COMMUNICATIONS CORPORATION ANNOUNCES FIRST QUARTER
                              OPERATIONAL RESULTS

BOCA RATON, FLORIDA, April 11, 2001 (NASDAQ: SBAC) - SBA Communications Corporation ("SBA") reported that in the first quarter of 2001 it increased its tower portfolio by 449 towers to a total of 2,839 towers. Of the 449 towers added in the first quarter, 182 were newly-built and 267 were existing towers acquired by SBA. The 267 towers were acquired in 21 separate transactions for an aggregate price of $91.8 million. Based on tenant leases executed as of March 31, 2001, same tower revenue growth for the trailing twelve months on the 1,351 towers SBA owned as of March 31, 2000 was 34%. With respect to the 2,390 towers owned at the beginning of the first quarter, SBA added 303 new tenant leases at an average initial monthly rental of $1,527, which is an annualized rate of .52 new tenants per tower on a broadband equivalent basis.

At March 31, 2001, SBA had agreements providing it with the right to acquire 306 additional existing towers in 29 separate transactions for an aggregate purchase price of $101.8 million. These acquisitions are expected to close within the next six months. These numbers include the remaining portions of previously announced transactions to acquire towers from Telecorp PCS (up to 72 remaining towers for $23.6 million) and from US Unwired (up to 159 towers for $49.8 million). These numbers do not include an option to purchase up to 100 additional towers from US Unwired later in the year. SBA is currently involved in projects for over 1,600 tower builds for its ownership throughout the nation, consisting of over 550 build-to-suit mandates from wireless carriers and over 1,050 sites SBA is developing through its strategic siting efforts.

"We have had yet another strong operational quarter and continue to be pleased with the results," commented Steven E. Bernstein, CEO. "We had an exceptional quarterly lease up rate of a .52 annualized tenants added per tower. We are extremely pleased with the credit quality of the tenants we added to our towers. Over 90% of the quarterly lease up revenues came from broadband installations."

SBA will hold a conference call to discuss these results on Thursday, April 12, 2001 at 10:00 AM EDT. The U.S. call-in number is (800) 553-0329; the International call-in number is (612) 332-0634. The name of the conference call is "SBA 1st Quarter Operational Results." You may also listen to this conference call via a webcast that can be accessed via the Internet at www.sbasite.com.
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Please allow time to register before the call begins. The replay will be available from April 12, 2001 at 2:30 p.m. through April 26, 2001 at 11:59 p.m. The U.S. telephone replay number is (800) 475-6701; the International replay number is (320) 365-3844. The access code is 581262.
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SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information, please contact Pamela J. Kline, Vice President, Investor Relations, at 561-995-7670.








Information Concerning Forward-Looking Statements

     This release contains forward-looking statements, including statements regarding the proposed closing dates for pending acquisitions and the credit quality of new tenants. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2000. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to proposed acquisitions, a number of factors, including without limitation, ongoing due diligence, third party consents and the lack of definitive documentation may affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to the credit quality of the Company's new tenants, a number of factors, including the general economic health of the economy, may affect the ability of our clients to continue to meet all their financial obligations under agreements with us.